Exhibit 99.A1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “PRECIDIAN ETF TRUST II”, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF MARCH, A.D. 2017, AT 1:41 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6361500 8100 SR# 20172035479	Authentication: 202280879 Date: 03-28-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:41 PM 03/27/2017 FILED 01:41 PM 03/27/2017 SR 20172035479 - File Number 6361500	CERTIFICATE OF TRUST of Precidian ETF Trust II

This Certificate of Trust for Precidian ETF Trust II (the “Trust”), a statutory trust, is filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. Code § 3801 et seq.) and sets forth the following:

1.	The name of the trust is: Precidian ETF Trust II

2.	The name and address of the Registered Agent in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

3.	The Trust is or will become prior to or within 180 days following the issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-l et seq.).

4.	This certificate shall be effective upon filing.

5.	The business of the Trust will be managed in accordance with the Trust’s Declaration of Trust as such document may be amended from time to time.

6.	Notice is hereby given that the Trust is or may hereafter be constituted a series trust. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series thereof.

IN WITNESS WHEREOF, the undersigned, each as a Trustee of the Trust, has caused this Certificate of Trust to be duly executed as of this 27th day of March, 2017.

/s/ Daniel J. McCabe
Daniel J. McCabe
Sole Initial Trustee